EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 5, 2023, with respect to the combined financial statements of Atlanta Braves Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP

Denver, Colorado
July 18, 2023